Exhibit 10.23
AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
          AMENDMENT NO. 1, dated as of February 28, 2008 (this “Amendment”), to the Credit Agreement referred to below among TLC VISION (USA) CORPORATION, a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collectively, the “Lenders”) and CIT HEALTHCARE LLC, as collateral and administrative agent (the “Administrative Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
          WHEREAS, the Borrower, TLC Vision Corporation, a New Brunswick corporation (“Parent”), certain subsidiaries of the Borrower, the Lenders, CIT Capital Securities LLC and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of June 21, 2007 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
          WHEREAS, the Borrower and the Required Lenders have agreed to waive and amend the Credit Agreement, in each case as hereinafter set forth.
          SECTION 1. Amendments To Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:
     (a) The following definitions in Section 1.01 are amended and restated in their entirety as follows:
     “‘Applicable Margin’ means in respect of the Term Facility and the Revolving Credit Facility, 4.00% per annum for Base Rate Advances and 5.00% per annum for Eurodollar Rate Advances.”
     “‘Fixed Charge Coverage Ratio’ means, for any Measurement Period, the ratio of (a) Consolidated EBITDA minus Capital Expenditures permitted hereunder (to the extent not financed with Funded Debt or reinvestments of Net Cash Proceeds of asset dispositions or condemnation or casualty) to (b) the sum of (i) interest payable on all Debt for Borrowed Money plus (ii) all regularly scheduled principal payments of all Debt for Borrowed Money payable, in each case, of or by Parent and its Subsidiaries for or during such Measurement Period (for the avoidance of doubt, regularly scheduled principal payments hereunder do not include mandatory prepayments pursuant to Section 2.06(b)); provided, however, that for purposes of calculating this Ratio for the Measurement Period (A) ending March 31, 2008, each component of this Ratio for such Measurement Period shall equal the amount of each such component for the quarter ending March 31, 2008 multiplied by four; (B) ending June 30, 2008, each such component for such Measurement Period shall equal each such component for the six-month period ending June 30, 2008 multiplied by two; and (C) ending September 30, 2008, each such component for such Measurement Period shall equal each such component for the nine-month period ending September 30, 2008 multiplied by 4/3.”
     “‘Total Leverage Ratio” means, at any date of determination, the ratio of Consolidated Debt for Borrowed Money of Parent and its Subsidiaries at such date to Consolidated EBITDA of Parent and its Subsidiaries for the most recently completed Measurement Period; provided, however, that for purposes of calculating Consolidated EBITDA of Parent and its Subsidiaries for this Ratio for the Measurement Period (A) ending March 31, 2008, the amount of Consolidated EBITDA for such Measurement Period shall be increased by $1,345,000; (B) ending June 30, 2008, the amount of Consolidated EBITDA for such Measurement Period shall be increased by $1,345,000; and (C) ending September 30, 2008, the amount of Consolidated EBITDA for such Measurement Period shall be increased by $1,345,000.”
     (b) The definition of “EBITDA” in Section 1.01 is amended by (1) deleting the word “and” after clause (g) thereof and inserting a comma and (2) inserting the following after clause (h) thereof: “(i) to the extent not already included in calculating EBITDA for such period, any out-of-pocket expenses incurred during the Fiscal Year ended December 31, 2007 in connection with this Agreement not to exceed $[1,800,000] and (j) any out-of-pocket expenses incurred during such period in connection with Amendment No. 1 to this Agreement”.
     (c) The definition of “Term Commitment” in Section 1.01 is amended by deleting the reference to “Section 2.05” in the last line thereof and replacing it with “Section 2.06”.
     (d) Section 2.01(b) is amended by deleting the amount “$500,000” in the seventh line thereof and replacing it with “$200,000”.
     (e) Section 2.02(a) is amended by (1) deleting the reference to “11:00 a.m.” in the second line thereof and replacing it with “12:00 p.m.” and (2) deleting the words “the first Business Day prior to” in the fourth and fifth lines thereof and replacing them with “on”.
     (f) Section 5.03(b)(y) is amended by inserting the following at the end thereof: “(commencing with Fiscal Year 2008) and”.

     (g) Section 5.04(a) is amended by deleting the chart contained therein and replacing it in its entirety with the following:

Measurement Period Ending	Ratio
September 30, 2007	4.00 to 1.00
March 31, 2008 through June 30, 2008	5.10 to 1.00
September 30, 2008	4.75 to 1.00
December 31, 2008	4.00 to 1.00
March 31, 2009	3.75 to 1.00
June 30, 2009	3.50 to 1.00
September 30, 2009 through December 31, 2009	3.25 to 1.00
March 31, 2010 and each Measurement Period thereafter	3.00 to 1.00
     (h) Section 5.04(b) is amended by deleting the chart contained therein and replacing it in its entirety with the following:

Measurement Period Ending	Ratio
September 30, 2007	0.95 to 1.00
March 31, 2008	1.90 to 1.00
June 30, 2008	1.75 to 1.00
September 30, 2008	1.40 to 1.00
December 31, 2008	1.20 to 1.00
March 31, 2009 through December 31, 2009	1.10 to 1.00
March 31, 2010 and each Measurement Period thereafter	1.40 to 1.00
     (i) Section 7.01(d) is amended by deleting the reference to “Section 9.11” contained in the fifth line thereof and replacing it with “Section 9.12”.
     (j) Section 9.12 is amended and restated in its entirety to read as follows:
          “SECTION 9.12 Release or Subordination of Collateral/Release of Guarantor. Upon the sale, lease, transfer or other disposition of any item of Collateral or the incurrence of Liens permitted under Sections 5.02(a)(iv) or 5.02(a)(v) (or the sale of a Loan Party that is a Subsidiary of the Borrower) in accordance with the terms of the Loan

Documents, the Collateral Agent will release its Lien on and security interest in such Collateral, or release or subordinate its Lien in case of Liens permitted under Sections 5.02(a)(iv) or 5.02(a)(v), and, at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or subordinate the Lien of the Collateral Agent on such item of Collateral to such Permitted Lien in accordance with the terms of the Loan Documents.”
          SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written (the “Effective Date”) if (a) on or before February 27, 2008, the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders (or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment) and the consent attached hereto executed by each Guarantor; provided, however, each Lender that has delivered an executed copy of this Amendment to the Administrative Agent no later than 5:00 P.M. (New York City time) on February 27, 2008 shall be entitled to receive from the Borrower a fee equal to 0.50% of the aggregate amount of the Revolving Credit Commitment of such Lender, in the case of each Revolving Credit Lender and 0.50% of the outstanding principal amount of the Term Advances held by such Lender, in the case of each Term Lender, which fee shall be paid to the Administrative Agent on or before the date hereof and will be distributed to the respective Lender as soon as practicable thereafter and (b) all fees and expenses due and payable under the Credit Agreement shall have been paid.
          SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
     (a) The Borrower has all requisite power and authority (corporate and otherwise) and legal right to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery by the Borrower of this Amendment and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings. This Amendment, and the Credit Agreement as amended by this Amendment, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
     (b) No order, consent, approval, qualification, license, authorization or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, governmental or public body or authority, or any subdivision thereof, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, this Amendment.

          SECTION 4. Reference to and Effect on the Credit Agreement and the Loan Documents.
     (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
     (b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
          SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.
          SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.
          SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

TLC VISION (USA) CORPORATION
By:	/s/ Brian L. Andrew
	Name:	Brian L. Andrew
	Title:	Secretary

CIT HEALTHCARE LLC, as Administrative Agent and Lender
By:	/s/ John Cappellari
	Name:	John Cappellari
	Title:	Vice President

[Name of Institution to be completed by relevant Lender], as Lender

By:

Name:
Title:

CONSENT
Dated as of February 28, 2008
          We, the undersigned, as Guarantors under the Guaranty and Grantors under the Security Agreements and the Intellectual Property Security Agreement (each as defined in the Credit Agreement) in favor of the Administrative Agent and, for its benefit and the benefit of the Lenders party to the Credit Agreement referred to in the foregoing Amendment No. 1 to the Credit Agreement (the “Amendment”), hereby consent to such Amendment and hereby confirm and agree that notwithstanding the effectiveness of such Amendment, each of the Guaranty, the Security Agreements and the Intellectual Property Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty , the Security Agreements and the Intellectual Property Security Agreement to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

GUARANTORS: TLC VISION CORPORATION
By:	/s/ Brian L. Andrew
	Name:	Brian L. Andrew
	Title:	Secretary

AMERICAN EYE INSTRUMENTS, INC.
DELAWARE VALLEY VISION ASSOCIATE GROUP PRACTICE, LLC
LASER EYE SURGERY, INC.
LASER VISION CENTERS, INC.
LVCI CALIFORNIA, LLC
          By: Laser Vision Centers, Inc., its Member
MSS, INC.
OR PARTNERS, INC.
O.R. PROVIDERS, INC.
PHILADELPHIA VISION ASSOCIATES GROUP PRACTICE, LLC
          By: DelVal ASC, LLC, its Sole Member
SOUTHEAST MEDICAL, INC.
SOUTHERN OPHTHALMICS, INC.
TLC CAPITAL CORPORATION
TLC FLORIDA EYE LASER CENTER, LLC
          By: TLC The Laser Center (Institute) Inc., its Member
TLC LASER EYE CENTERS (ATAC), LLC
TLC LASER EYE CENTERS (REFRACTIVE I) INC.
TLC MANAGEMENT SERVICES, INC.
TLC MIDWEST EYE LASER CENTER, INC.
TLC THE LASER CENTER (ANNAPOLIS) INC.
TLC THE LASER CENTER (BALTIMORE MANAGEMENT) LLC
TLC THE LASER CENTER (BALTIMORE) INC.
TLC THE LASER CENTER (BOCA RATON) LIMITED PARTNERSHIP
          By (Northeast) Inc., its General Partner
TLC THE LASER CENTER (CAROLINA) INC.
TLC THE LASER CENTER (CONNECTICUT) L.L.C.
          By: TLC The Laser Center (Northeast) Inc., its Sole Member
TLC THE LASER CENTER (INSTITUTE) INC.
TLC THE LASER CENTER (NORTHEAST) INC.
TLC VC, LLC
TLC VISION SOURCE, INC.
TLC WHITTEN LASER EYE ASSOCIATES, LLC
          By: TLC The Laser Center (Northeast) Inc., its Member
TRUVISION, INC.
TRUVISION CONTACTS, INC.
TRUVISION PROVIDER ONLINE SERVICES, INC.
TRUHEARING, INC.
VALLEY LASER EYE CENTER, LLC
          By: Laser Vision Centers, Inc., its Sole Member

By:	/s/ Brian L. Andrew Name: Brian L. Andrew
Title: Secretary

TLC THE LASER CENTER (MONCTON) INC.
TLC THE LONDON LASER CENTER INC.
RHEO CLINIC INC.
VISION CORPORATION

By:	/s/ Brian L. Andrew Name: Brian L. Andrew
Title: Secretary